UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2006

Bell Microproducts Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-451-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On November 9, 2006, Bell Microproducts Inc. (the "Company") issued a press release announcing that the Company’s board of directors and audit committee had jointly determined on November 3, 2006 that the Company will be required to restate its financial statements and financial information for the first, second, third and fourth quarters of 2005, the first and second quarters of 2006 and the annual periods ended December 31, 2004 and 2005 for a number of accounting errors. The errors relate to 1) the accounting treatment of earnout payments to certain former shareholders of OpenPSL, a June 2004 acquisition of the Company, 2) errors in accounting for the foreign currency translation of a portion of the goodwill resulting from certain foreign acquisitions and 3) errors in the accounting for certain accrued employment benefits relating to tax liabilities of the Company’s Brazilian subsidiary. The nature and impact of the restatement is discussed further below under Item 4.02, which discussion is incorporated by reference herein. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

The information furnished pursuant to this Item 2.02 and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 9, 2006, the Company issued a press release announcing that the Company’s board of directors and audit committee had jointly determined on November 3, 2006 that the Company will be required to restate its financial statements and financial information for the first, second, third and fourth quarters of 2005, the first and second quarter of 2006 and the annual periods ended December 31, 2004 and 2005 for a number or accounting errors. The errors relate to 1) The accounting treatment of earnout payments to certain former shareholders of OpenPSL, a June 2004 acquisition of the Company, 2) errors in accounting for the foreign currency translation of a portion of the goodwill resulting from certain foreign acquisitions and 3) errors in the accounting for certain accrued employee benefits relating to employment tax liability of the Company’s Brazilian subsidiary.

The earnout payments to the OpenPSL shareholders were originally treated as additional goodwill related to the acquisition, but the Company has now determined that the payments should have properly been treated as compensation expense. The error will result in a non-cash compensation charge in an aggregate amount of approximately $4.7 million spread over six consecutive quarters beginning with the second quarter of 2004 and a corresponding reduction in goodwill related to the acquisition. The Company will therefore restate its financial statements and financial information for the second, third and fourth quarters of 2004 and the first, second and third quarters of 2005, as well for the annual periods ended December 31, 2004 and December 31, 2005 to reduce pre-tax income from operations in those periods by the aggregate amount noted above.

The Company also announced it will be restating a portion of the goodwill resulting from certain foreign acquisitions to correctly account for foreign currency translation adjustments. The currency translation adjustments affect all fiscal quarters and fiscal years beginning with the first quarter of 2001. The adjustment will result in an aggregate increase in goodwill of approximately $4 to $5 million with a corresponding adjustment to accumulated other comprehensive income.

Additionally, the Company will be restating its financial statements and financial information for the third and fourth quarters of 2005, the annual period ended December 31, 2005 and the first and second quarters of 2006 to accrue certain employee benefits relating to the employment tax liability of its Brazilian subsidiary. This adjustment will result in the Company recording an assumed liability in purchase accounting of approximately $1.4 million (with a corresponding increase in goodwill) and an approximate $700,000 aggregate increase over the four affected quarters in recorded sales, general and administrative expense and a corresponding increase in other accrued liabilities.

Accordingly, the financial statements and financial information for the first, second, third and fourth quarters of 2006, the first and second quarters of 2006 and the annual periods ended December 31, 2001, 2002, 2003, 2004, 2005 and 2006 should no longer be relied upon. The restatement of these periods is expected to be effected through an amendment of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and amendments to the Company’s Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31 and June 30, 2006. The Company has concluded that issues underlying the restatements represent material weaknesses with respect to the effectiveness of internal control over financial reporting. As such, management has concluded that the Company's internal control over financial reporting was not effective as of December 31, 2005 and the Company's expects to receive an adverse report from our registered public accounting firm that the Company's internal control over financial reporting was not effective as of December 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company’s audit committee, along with its chief executive officer and chief financial officer, has discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.

(b) Pro forma financial information: None.

(c) Shell company transactions: None.

(d) Exhibits:
Exhibit 99.1 - Press release dated November 9, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.

November 9, 2006	By:	James E. Illson

Name: James E. Illson
Title: Chief Operating Officer, President of Americas and Chief Financial Officer